UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 25, 2008

PHARMASSET, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-33428	98-0406340
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

303-A College Road East Princeton, NJ	08540
(Address of Principal Executive Offices)	(Zip Code)

(609) 613-4100

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 25, 2008, and effective as of that date, the Board of Directors (the “Board”) of Pharmasset, Inc. (the “Company”) appointed Herbert J. Conrad to a vacant position on the Board. Mr. Conrad was also elected to serve on the Nominating and Corporate Governance Committee of the Board. As a non-employee director, Mr. Conrad is entitled to compensation for his service on the Board and as a member of Board committees. Mr. Conrad will receive the standard compensation for non-employee directors for service on the Board and as a member of the Nominating and Corporate Governance Committee of the Board. There are no transactions in which Mr. Conrad has an interest requiring disclosure under Item 404(a) of Regulation S-K.

The public announcement regarding the appointment of Mr. Conrad was made by means of a press release on March 27, 2008, the text of which is set forth in Exhibit 99.1 to this Form 8-K and which is incorporated herein by reference in its entirety.

Item 9.01	Financial Statements and Exhibits

The attached Exhibit Index is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PHARMASSET, INC.

Date: March 27, 2008	By:	/s/ Kurt Leutzinger
	Name:	Kurt Leutzinger
	Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description of Exhibit
99.1	Press release dated March 27, 2008.